Exhibit 99.1

                                CORECOMM LIMITED
                       UNAUDITED PRO FORMA FINANCIAL DATA

     In May 1999, we acquired MegsINet Inc. in exchange for cash and common stock and acquired certain assets of USN Communications, Inc. in exchange for cash and warrants to purchase common stock. In September 2000, we acquired ATX in exchange for cash, notes, convertible preferred stock and common stock and we acquired Voyager in exchange for cash and common stock. The unaudited pro forma financial data presented below gives effect to the completed acquisitions of MegsINet, USN, ATX and Voyager.

     The pro forma financial data is based on our historical financial statements and the historical financial statements of MegsINet, USN, ATX and Voyager. We are treated as the acquiring company for purposes of these pro forma financial data. Certain amounts in these historical financial statements have been reclassified to conform to our presentation.

     We expect to incur  negative  cash flow from  operations  at least until we establish an adequate customer base for our services. We will require a significant amount of cash to develop our business, fund our capital commitments and service our indebtedness and other obligations. We expect to be able to meet our cash requirements through December 31, 2001 with cash and securities on hand of approximately $40.0 million as of September 30, 2000, the remaining $75.0 million commitment under our $150.0 million senior secured credit facility provided by The Chase Manhattan Bank and the $50.0 million available under our commitment for a senior unsecured credit facility from The Chase Manhattan Bank and Chase Securities Inc. The $125.0 million in additional financing remains subject to various conditions, including, but not limited to, the ongoing satisfaction of financial covenants related to the Company's operations. In addition, the $50.0 million senior unsecured credit facility is available only on or after January 31, 2001. Thus, we have to manage our cash and securities on hand to ensure they are adequate to meet our cash requirements until the amounts committed under the two facilities become available. In general, we cannot give any assurance that we will have sufficient resources available to meet our expected cash requirements and obligations.

     The  MegsINet  and USN  acquisitions  have  been  accounted  for  using the purchase method of accounting, in which the assets acquired and liabilities assumed have been recorded at their fair values. The ATX and Voyager acquisitions have been accounted for using the purchase method of accounting, in which the assets acquired and liabilities assumed have been recorded at their estimated fair values. We are unaware of events other than those disclosed in the notes to the unaudited pro forma financial data that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain assets and liabilities, including intangible assets. The actual financial position and results of operations will differ, perhaps significantly, from the unaudited pro forma amounts reflected in this prospectus because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the acquisitions take place.

     The unaudited pro forma condensed statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 give effect to the MegsINet, USN, ATX and Voyager acquisitions as if they had been consummated on January 1, 1999. The unaudited pro forma condensed balance sheet at June 30, 2000 give the effect to the ATX and Voyager mergers as if they had been consummated on June 30, 2000.

     ATX provided for bonuses and certain other compensation to its partners. Upon the merger with CoreComm, the compensation of these individuals either ceased or has been reduced to be more consistent with compensation levels of other members of management. Approximately $4.2 million and $8.5 million of expense in the six months ended June 30, 2000 and the year ended December 31, 1999, respectively, would not have been incurred had the merger been consummated on January 1, 1999.

     The pro forma adjustments are based upon available information and assumptions that we believe were reasonable at the time made. We believe that any variations from the available information and assumptions applied will not have a material effect on the pro forma financial data presented. The unaudited pro forma condensed statements of operations do not purport to present our results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed statements of operations do not reflect any adjustments for synergies that we expect to realize. We cannot assure you as to the amounts of, or that any, cost savings or revenue enhancements will be realized.

     A significant component of the revenues included in the pro forma results is the historical revenues of USN from January 1, 1999 through the date we acquired the wireline assets of USN. Although USN quickly developed a large customer list and revenue base in 1997 and 1998, it had difficulties under its previous management providing services, including billing, customer care and other operational areas, and filed for bankruptcy in February 1999. Since the acquisition, we have been focusing on improving these operations, and have been successful in many areas. However, we did not actively continue to sell additional lines in these markets because we were not fully satisfied with the quality of the operations. Consequently, and consistent with our due diligence, transaction structure and purchase price, revenues associated with the USN assets have declined significantly since the acquisition, and additional declines may continue as customers leave or "churn" off the service. However, we anticipate that the future operating results derived from the USN assets will improve, although we have no way of assuring this. Please refer to the section entitled "Special Note Regarding Forward-Looking Statements."

     The unaudited pro forma financial statements should be read in conjunction with our financial statements and related notes, and with the financial statements and related notes of USN, MegsINet, ATX and Voyager appearing elsewhere in this prospectus.

                                CORECOMM LIMITED

                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 2000
                                 (IN THOUSANDS)


                            CORECOMM         ATX          VOYAGER
                          (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS           PRO FORMA
                          ------------   ------------   ------------   -----------           ----------
ASSETS:
Current assets:
  Cash, cash equivalents
     and securities.....   $  84,220       $ 3,531        $ 12,330      $  1,197A,B,C,D,I    $  101,278
  Other current
     assets.............      17,794        26,414           9,567            --                 53,775
                           ---------       -------        --------      --------             ----------
Total current assets....     102,014        29,945          21,897         1,197                155,053
Fixed assets, net.......     109,739        13,311          25,525        24,914A               173,489
Local multipoint
  distribution service
  license costs.........      25,366            --              --            --                 25,366
Intangibles and other
  assets, net...........      75,796           900          56,665       648,286A,C             781,647
Affiliate receivable,
  net...................          --            --              --        12,210H                12,210
                           ---------       -------        --------      --------             ----------
Total assets............   $ 312,915       $44,156        $104,087      $686,607             $1,147,765
                           =========       =======        ========      ========             ==========
LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Current liabilities:
  Other current
     liabilities........   $  61,563       $36,444        $ 15,974      $     --             $  113,981
  Current portion of
     debt and capital
     leases.............      17,726            --           3,158         2,740A                23,624
  Due to affiliates.....          --         1,445              --            --                  1,445
                           ---------       -------        --------      --------             ----------
Total current
  liabilities...........      79,289        37,889          19,132         2,740                139,050
Debt and capital
  leases................     185,255            --          25,866       157,179A,C,I           368,300
Deferred income taxes...          --            --              --         8,720A                 8,720
Shareholders' equity:
  Preferred stock,
     common stock and
     additional paid-in
     capital............     319,315            --              --       593,898A,B,D           913,213
  Deferred non-cash
     compensation.......     (28,104)           --              --            --                (28,104)
  Acquired company
     equity.............          --         6,267          59,089       (65,356)                    --
  Deficit...............    (242,840)           --              --            --               (242,840)
                           ---------       -------        --------      --------             ----------
                              48,371         6,267          59,089       528,542                642,269
Treasury stock at
  cost..................          --            --              --       (10,574)B              (10,574)
                           ---------       -------        --------      --------             ----------
                              48,371         6,267          59,089       517,968                631,695
                           ---------       -------        --------      --------             ----------
Total liabilities and
  shareholders'
  equity................   $ 312,915       $44,156        $104,087      $686,607             $1,147,765
                           =========       =======        ========      ========             ==========

                                CORECOMM LIMITED

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                   CORECOMM         ATX          VOYAGER
                                 (HISTORICAL)   (HISTORICAL)   (PRO FORMA)   ADJUSTMENTS   PRO FORMA
                                 ------------   ------------   -----------   -----------   ---------
REVENUES.......................   $  38,356       $76,566       $ 37,060      $     --     $ 151,982
COSTS AND EXPENSES
Operating......................      51,700        51,338         14,751            --       117,789
Selling, general and
  administrative...............      48,921        30,730         16,336        (4,235)J      91,752
Corporate......................       5,196            --             --            --         5,196
Nonrecurring charges...........       1,018            --             --            --         1,018
Non-cash compensation..........      32,186            --             50            --        32,236
Depreciation and
  amortization.................      18,440         1,445         18,575        57,256E       95,716
                                  ---------       -------       --------      --------     ---------
                                    157,461        83,513         49,712        53,021       343,707
                                  ---------       -------       --------      --------     ---------
Operating (loss)...............    (119,105)       (6,947)       (12,652)      (53,021)     (191,725)
OTHER INCOME/EXPENSE
Interest and other income......       3,850            51         (1,248)           --         2,653
Interest expense...............      (7,534)           --             --        (6,889)F     (14,423)
                                  ---------       -------       --------      --------     ---------
(Loss) before income taxes.....    (122,789)       (6,896)       (13,900)      (59,910)     (203,495)
Income tax provision...........        (272)           --             --            --          (272)
                                  ---------       -------       --------      --------     ---------
Net (loss).....................    (123,061)       (6,896)       (13,900)      (59,910)     (203,767)
Preferred stock dividends......          --            --             --        (8,788)G      (8,788)
                                  ---------       -------       --------      --------     ---------
Net (loss) available to common
  shareholders.................   $(123,061)      $(6,896)      $(13,900)     $(68,698)    $(212,555)
                                  =========       =======       ========      ========     =========
Net (loss) per common stock --
  basic and fully diluted......   $   (3.12)                                               $   (2.98)
                                  =========                                                =========
Weighted average shares
  outstanding..................      39,501                                     31,829A       71,330
                                  =========                                    ========     =========



                                CORECOMM LIMITED

                NOTES TO THE UNAUDITED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

FOR THE SIX MONTHS ENDED AND AS OF JUNE 30, 2000

A. PURCHASE PRICE AND ALLOCATION OF PURCHASE PRICE:



                                                               ATX       VOYAGER      TOTAL
                                                             --------    --------    --------

    Shares of CoreComm common stock issued.................    12,398      19,431      31,829
    CoreComm common stock price............................  $14.4125    $ 7.9583
                                                             --------    --------    --------
                                                              178,686     154,638     333,324
    Series B Preferred stock...............................   200,000          --     200,000
    Senior Unsecured Notes.................................   108,669          --     108,669
    Estimated merger related costs.........................    11,014       8,501      19,515
    Cash consideration.....................................    39,360      36,130      75,490
                                                             --------    --------    --------
    Purchase price.........................................   537,729     199,269     736,998
    Net assets at June 30, 2000, after reclassification of
      Voyager related party receivables (see Adjustment
      H)...................................................     6,267      71,299      77,566
    Less: Intangible assets................................      (638)    (56,665)    (57,303)
                                                             --------    --------    --------
                                                                5,629      14,634      20,263
                                                             --------    --------    --------
    Excess of purchase price over net assets acquired......  $532,100    $184,635    $716,735
                                                             ========    ========    ========
    Preliminary allocation to:
    Fixed assets...........................................  $ 14,542    $ 10,372    $ 24,914
    Deferred tax liability.................................    (5,090)     (3,630)     (8,720)
    Intangible assets......................................   522,648     177,893     700,541
                                                             --------    --------    --------
                                                             $532,100    $184,635    $716,735
                                                             ========    ========    ========



     The intangible assets arising from the ATX merger and the Voyager merger may include customer lists, other intangibles and goodwill. The amount of each individual intangible is not currently determinable. The amounts of each intangible will be determined based on appraisals and other analyses. The amortization period for each may vary, although it is assumed in Pro Forma
Adjustment E below, that 5 years is a representative blended amortization period.

B. PHANTOM UNIT PAYMENT

     We agreed to satisfy a former ATX shareholder's liability for payouts under the ATX Phantom Unit plan. The shareholder contributed shares of CoreComm common stock and in exchange we issued stock and options to the Phantom Unit holders.

                                CORECOMM LIMITED

                                 (IN THOUSANDS)




Shares issued to an ATX shareholder and returned for Phantom
  Unit obligation (1,684,779 shares) recorded as treasury
  stock.....................................................  $13,408
Shares to be issued for Phantom Unit obligation (356,097
  shares) from treasury stock...............................   (2,834)
                                                              -------
Net treasury stock..........................................   10,574
Options issued for Phantom Unit obligation (options for
  1,663,464 shares).........................................  (10,574)
                                                              -------
Net purchase price effect...................................  $     0
                                                              =======
Cash paid to an ATX shareholder and returned for Phantom
  Unit obligation...........................................  $ 1,732
Cash to be paid for Phantom Unit obligation.................   (1,732)
                                                              -------
Net cash effect.............................................  $     0
                                                              =======







C.   BANK FINANCING
     Term Loan...................................................  $ 50,000
     Revolving Loan..............................................    25,000
                                                                   --------
                                                                     75,000
     Less: Financing Costs.......................................    (5,048)
                                                                   --------
     Net cash received...........................................  $ 69,952
                                                                   ========
D.   ISSUANCE OF PREFERRED STOCK
     Cash received for issuance of Series A preferred stock......  $ 50,000
                                                                   ========
E.   DEPRECIATION AND AMORTIZATION
     Depreciation of fixed asset allocation (over 5 years).......  $  2,491
     Amortization of intangibles (over 5 years)..................    70,054
     Historical amortization of intangibles......................   (15,289)
                                                                   --------
                                                                   $ 57,256
                                                                   ========
F.   INTEREST EXPENSE
     Interest on bank financing..................................  $  4,140
     Amortization of fees on borrowings recorded as deferred
       financing costs (8 year term).............................       316
     Interest on the senior unsecured notes at 6.47%.............     3,515
     Historical interest expense on Voyager debt (1).............    (1,082)
                                                                   --------
                                                                   $  6,889
                                                                   ========
G.   PREFERRED STOCK DIVIDENDS
     Dividends on the Series B preferred stock...................  $  6,663
     Dividends at 8.5% on the Series A preferred stock...........     2,125
                                                                   --------
                                                                   $  8,788
                                                                   ========

H.   RELATED PARTY TRANSACTIONS
     Reclassification of related party receivables and payable...  $ 12,210
                                                                   ========

                                CORECOMM LIMITED

                                 (IN THOUSANDS)


I.   LONG-TERM DEBT
     Payment of Voyager debt (1).................................  $ 23,750
                                                                   ========
J.   HISTORICAL PARTNER BONUSES
     ATX provided for bonuses and certain other compensation to its partners. Upon the merger with CoreComm, the
       compensation to these individuals ceased or has been
       reduced to be more consistent with compensation levels of
       other members of management...............................  $ (4,235)
                                                                   ========


---------------
(1) This facility was repaid at the closing of the Voyager merger.

                                CORECOMM LIMITED

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                              CORECOMM       MEGSINET         USN            ATX          VOYAGER
                            (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   (PRO FORMA)   ADJUSTMENTS     PRO FORMA
                            ------------   ------------   ------------   ------------   -----------   -----------     ---------
REVENUES..................   $  58,151       $ 2,785        $ 36,919       $135,021      $ 64,997                     $ 297,873
COSTS AND EXPENSES
Operating.................      58,561         3,740          33,784         85,477        22,570                       204,132
Selling, general and
  administrative..........      74,185         3,489          23,330         49,393        27,475      $  (8,459)F      169,413
Corporate.................       7,996            --              --             --            --             --          7,996
Non-cash compensation.....       1,056            --              --             --            --             --          1,056
Depreciation and
  amortization............      19,578         1,679           4,883          1,820        36,873        128,586A,C     193,419
                             ---------       -------        --------       --------      --------      ---------      ---------
                               161,376         8,908          61,997        136,690        86,918        120,127        576,016
                             ---------       -------        --------       --------      --------      ---------      ---------
Operating (loss)..........    (103,225)       (6,123)        (25,078)        (1,669)      (21,921)      (120,127)      (278,143)
OTHER INCOME/EXPENSE
Interest and other
  income..................       5,773            27            (646)           119           914             --          6,187
Interest expense..........      (5,341)         (814)         (5,405)           (47)       (5,478)        (8,211)B,D    (25,296)
                             ---------       -------        --------       --------      --------      ---------       ---------
(Loss) before income
  taxes...................    (102,793)       (6,910)        (31,129)        (1,597)      (26,485)      (128,338)      (297,252)
Income tax provision......        (731)           --              --             --            --             --           (731)
                             ---------       -------        --------       --------      --------      ---------       ---------
Net (loss)................    (103,524)       (6,910)        (31,129)        (1,597)      (26,485)      (128,338)      (297,983)
Preferred stock
  dividends...............          --            --              --             --            --        (17,575)E      (17,575)
                             ---------       -------        --------       --------      --------      ---------      ---------
Net (loss) available to
  common shareholders.....   $(103,524)      $(6,910)       $(31,129)      $ (1,597)     $(26,485)     $(145,913)     $(315,558)
                             =========       =======        ========       ========      ========      =========      =========
Net (loss) per common
  stock -- basic and fully
  diluted.................   $   (3.03)                                                                               $   (4.78)
                             =========                                                                                =========
Weighted average shares
  outstanding.............      34,189                                                                    31,829         66,018
                             =========                                                                  =========     =========

                                CORECOMM LIMITED

                NOTES TO THE UNAUDITED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

PRO FORMA ADJUSTMENTS FOR THE USN AND MEGSINET ACQUISITIONS -- FOR THE YEAR ENDED DECEMBER 31, 1999



A.   DEPRECIATION AND AMORTIZATION
     Amortization of intangibles.................................  $  5,053
     To adjust USN depreciation for fixed assets not acquired and for the write down of the fixed assets acquired to fair
       value.....................................................    (2,753)
                                                                   --------
                                                                   $  2,300
                                                                   ========
B.   DEBT NOT ASSUMED
     To eliminate USN interest expense from debt not assumed.....  $  5,405
                                                                   ========



PRO FORMA ADJUSTMENTS FOR THE ATX AND VOYAGER MERGERS -- FOR THE YEAR ENDED DECEMBER 31, 1999

     The intangible assets arising from the ATX merger and the Voyager merger may include customer lists, other intangibles and goodwill. The amount of each individual intangible is not currently determinable. The amounts of each intangible will be determined based on appraisals and other analyses. The amortization period for each may vary, although it is assumed in Pro Forma Adjustment C below, that 5 years is a representative blended amortization period.



C.   DEPRECIATION AND AMORTIZATION
     Depreciation of fixed asset allocation (over 5 years).......  $  4,983
     Amortization of intangibles (over 5 years)..................   140,108
     Historical amortization of intangibles......................   (18,805)
                                                                   --------
                                                                   $126,286
                                                                   ========
D.   INTEREST EXPENSE
     Interest on bank financing..................................  $  8,280
     Amortization of fees on borrowings recorded as deferred
       financing costs (8 year term).............................       631
     Interest on the senior unsecured notes at 6.47%.............     7,030
     Historical interest expense on Voyager debt (1).............    (2,325)
                                                                   --------
                                                                   $ 13,616
                                                                   ========
E.   PREFERRED STOCK DIVIDENDS
     Dividends on the Series B preferred stock...................  $ 13,325
     Dividends at 8.5% on the Series A preferred stock...........     4,250

                                                                   --------
                                                                   $ 17,575
                                                                   ========
F.   HISTORICAL PARTNER BONUSES
     ATX provided for bonuses and certain other compensation to its partners. Upon the merger with CoreComm, the
       compensation to these individuals ceased or has been
       reduced to be more consistent with compensation levels of
       other members of management...............................  $ (8,459)


---------------
(1) This facility was repaid at the closing of the Voyager merger.